Exhibit 3.1

RESTATED

CERTIFICATE OF INCORPORATION

OF

AIR T, INC.

(Originally incorporated November 17, 1980 under the name Atlanta Express Airline Corporation)

1.     The name of the corporation is

AIR T, INC.

2.     The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, Delaware 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company's.

3.     The nature of the business or purposes to be conducted or promoted is:

To establish, purchase, lease, acquire, own, maintain, improve, manage, and operate, airlines and air transport services for the transportation of persons and property by aircraft and all other means connected herewith.

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4.     (a) The total number of shares of common stock which the corporation shall have authority to issue is four million (4,000,000) and the par value of each of such shares is Twenty-five Cents ($.25) amounting in aggregate to One Million Dollars ($1,000,000).

       (b) The total number of shares of preferred stock that the corporation shall have authority to issue is fifty thousand (50,000) and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to Fifty Thousand Dollars ($50,000), and the rights (including voting powers, if any), preferences, qualifications, series limitations and restrictions shall be as are provided for in a resolution or resolutions of the board of directors authorizing such issue.

5.     The corporation is to have perpetual existence.

6.     In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

To make, alter or repeal the by-laws of the corporation.

To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

By a majority of the whole board, to designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The by-laws may provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, or in the by-laws of the corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation; and, unless the resolution or by-laws, expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

When and as authorized by the stockholders in accordance with statute, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

7.     Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

8.     The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by the statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

IN WITNESS WHEREOF, this Restated Certificate of Incorporation, which restates and integrates and does not further amend the provisions of the Corporation’s Certificate of Incorporation as theretofore amended or supplemented, there being no discrepancy between those provisions and the provisions of the Restated Certificate and having been duly adopted by the Board of Directors of the Corporation in accordance with the provisions of Section 245 of the General Corporation Laws of the State of Delaware, has been executed this 30th day of October, 2001 by Walter Clark, its authorized officer.

   /s/ Walter Clark

Walter Clark

Chairman of the Board of Directors

Attest:

  /s/ John J. Gioffre

John J. Gioffre

Secretary

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION OF AIR T, INC.

Air T, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, duly adopted a resolution setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable, and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

That Article 9 be added to the certificate of incorporation to read as follows:

9.

To the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, a director of the corporation shall not be personally liable to the corporation, its stockholders or otherwise for monetary damage for breach of his or her duty as a director. Any repeal or modification of this Article shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or modification.

SECOND: That thereafter, a meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the holders of a majority of the outstanding shares of voting stock voted in favor of the amendment.

THIRD: That the aforesaid amendments were duly adopted in accordance with the applicable provisions of Sections 242 and 222 of the General Corporation Law of the State of Delaware.

FOURTH: That Article 9 be added to the corporation’s Certificate of Incorporation to read as follows:

9.

To the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, a director of the corporation shall not be personally liable to the corporation, its stockholders or otherwise for monetary damage for breach of his or her duty as a director. Any repeal or modification of this Article shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or modification.

IN WITNESS WHEREOF, said Air T, Inc. has caused this certificate to be signed by Walter Clark, its President, this 25th day of September, 2008.

AIR T, INC.

By:       /s/ Walter Clark

           Walter Clark

           Chief Executive Officer

CERTIFICATE OF DESIGNATION

of

SERIES A JUNIOR PARTICIPATING

PREFERRED STOCK

of

AIR T, INC.

(Pursuant to Section 151 of the

General Corporation Law of the State of Delaware)

Air T, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the “Corporation”), DOES HEREBY CERTIFY:

That, pursuant to authority vested in the Board of Directors of the Company by its Restated Certificate of Incorporation, and pursuant to the provisions of Section 151 of the General Corporation Law, the Board of Directors of the Company has adopted the following resolution providing for the issuance of a series of Preferred Stock:

RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation by the Restated Certificate of Incorporation, the Board of Directors hereby creates a series of Preferred Stock designated as Series A Junior Participating Preferred Stock, $1.00 par value per share, of the Corporation and hereby states the designation and number of shares, and fixes the preferences, limitations and relative rights thereof, as follows:

SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

Designation and Amount

The shares of such series will be designated as Series A Junior Participating Preferred Stock (the “Series A Preferred”) and the number of shares constituting the Series A Preferred is 5,000. Such number of shares may be increased or decreased by resolution of the Board of Directors of the Corporation; provided, however, that no decrease will reduce the number of shares of Series A Preferred to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred. Series A Preferred may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred.

Dividends and Distributions

Subject to the rights of the holders of any shares of any series of Preferred Stock ranking prior to the Series A Preferred with respect to dividends, the holders of shares of Series A Preferred, in preference to the holders of Common Stock, par value $0.25 per share (the “Common Stock”), of the Corporation, and of any other junior stock, will be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, dividends payable in cash (except as otherwise provided below) on such dates as are from time to time established for the payment of dividends on the Common Stock (each such date being referred to herein as a “Dividend Payment Date”), commencing on the first Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred (the “First Dividend Payment Date”), in an amount per share (rounded to the nearest cent) equal to the greater of (i) $1.00 or (ii) subject to the provision for adjustment hereinafter set forth, one thousand times the aggregate per share amount of all cash dividends, and one thousand times the aggregate per share amount (payable in kind) of all non-cash dividends, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Dividend Payment Date or, with respect to the First Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred. In the event that the Corporation at any time (i) declares a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivides the outstanding shares of Common Stock, (iii) combines the outstanding shares of Common Stock into a smaller number of shares, or (iv) issues any shares of its capital stock in a reclassification of the outstanding shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing or surviving corporation), then, in each such case and regardless of whether any shares of Series A Preferred are then issued or outstanding, the amount to which holders of shares of Series A Preferred would otherwise be entitled immediately prior to such event under clause (ii) of the preceding sentence will be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(a)     The Corporation will declare a dividend on the Series A Preferred as provided in the immediately preceding paragraph immediately after it declares a dividend on the Common Stock (other than a dividend payable in shares of Common Stock). Each such dividend on the Series A Preferred will be payable immediately prior to the time at which the related dividend on the Common Stock is payable.

(b)     Dividends will accrue on outstanding shares of Series A Preferred from the Dividend Payment Date next preceding the date of issue of such shares, unless (i) the date of issue of such shares is prior to the record date for the First Dividend Payment Date, in which case dividends on such shares will accrue from the date of the first issuance of a share of Series A Preferred or (ii) the date of issue is a Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred entitled to receive a dividend and before such Dividend Payment Date, in either of which events such dividends will accrue from such Dividend Payment Date. Accrued but unpaid dividends will cumulate from the applicable Dividend Payment Date but will not bear interest. Dividends paid on the shares of Series A Preferred in an amount less than the total amount of such dividends at the time accrued and payable on such shares will be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred entitled to receive payment of a dividend or distribution declared thereon, which record date will be not more than 60 calendar days prior to the date fixed for the payment thereof.

Voting Rights

The holders of shares of Series A Preferred will have the following voting rights:

(a)     Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred will entitle the holder thereof to one thousand votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation at any time (i) declares a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivides the outstanding shares of Common Stock, (iii) combines the outstanding shares of Common Stock into a smaller number of shares, or (iv) issues any shares of its capital stock in a reclassification of the outstanding shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing or surviving corporation), then, in each such case and regardless of whether any shares of Series A Preferred are then issued or outstanding, the number of votes per share to which holders of shares of Series A Preferred would otherwise be entitled immediately prior to such event will be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(b)     Except as otherwise provided herein, in the Restated Certificate of Incorporation, in any other Preferred Stock Designation creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights will vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(c)     Except as set forth in the Restated Certificate of Incorporation or herein, or as otherwise provided by law, holders of shares of Series A Preferred will have no voting rights.

Certain Restrictions

(a)     Whenever regular dividends or other dividends or distributions payable on the Series A Preferred are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred outstanding have been paid in full, the Corporation will not:

Declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the shares of Series A Preferred;

Declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the shares of Series A Preferred, except dividends paid ratably on the shares of Series A Preferred and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

Redeem, purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the shares of Series A Preferred; provided, however, that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the shares of Series A Preferred; or

Redeem, purchase or otherwise acquire for consideration any shares of Series A Preferred, or any shares of stock ranking on a parity with the shares of Series A Preferred, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, may determine in good faith will result in fair and equitable treatment among the respective series or classes.

(b)     The Corporation will not permit any majority-owned subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Article IV, purchase or otherwise acquire such shares at such time and in such manner.

Reacquired Shares

Any shares of Series A Preferred purchased or otherwise acquired by the Corporation in any manner whatsoever will be retired and canceled promptly after the acquisition thereof. All such shares will upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Restated Certificate of Incorporation of the Corporation, or in any other Preferred Stock Designation creating a series of Preferred Stock or any similar stock or as otherwise required by law.

Liquidation, Dissolution or Winding Up

Upon any liquidation, dissolution or winding up of the Corporation, no distribution will be made (a) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the shares of Series A Preferred unless, prior thereto, the holders of shares of Series A Preferred have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment; provided, however, that the holders of shares of Series A Preferred will be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to one thousand times the aggregate amount to be distributed per share to holders of shares of Common Stock or (b) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the shares of Series A Preferred, except distributions made ratably on the shares of Series A Preferred and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation at any time (i) declares a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivides the outstanding shares of Common Stock, (iii) combines the outstanding shares of Common Stock into a smaller number of shares, or (iv) issues any shares of its capital stock in a reclassification of the outstanding shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing or surviving corporation), then, in each such case and regardless of whether any shares of Series A Preferred are then issued or outstanding, the aggregate amount to which each holder of shares of Series A Preferred would otherwise be entitled immediately prior to such event under the proviso in clause (a) of the preceding sentence will be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Consolidation, Merger, Etc.

In the event that the Corporation enters into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then, in each such case, each share of Series A Preferred will at the same time be similarly exchanged for or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to one thousand times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation at any time (a) declares a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (b) subdivides the outstanding shares of Common Stock, (c) combines the outstanding shares of Common Stock in a smaller number of shares, or (d) issues any shares of its capital stock in a reclassification of the outstanding shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing or surviving corporation), then, in each such case and regardless of whether any shares of Series A Preferred are then issued or outstanding, the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred will be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Redemption

The shares of Series A Preferred are not redeemable.

Rank

The Series A Preferred rank, with respect to the payment of dividends and the distribution of assets, junior to all other series of the Corporation’s Preferred Stock, unless the terms of any such series shall provide otherwise.

Amendment

Notwithstanding anything contained in the Restated Certificate of Incorporation of the Corporation to the contrary and in addition to any other vote required by applicable law, the Restated Certificate of Incorporation of the Corporation may not be amended in any manner that would materially alter or change the powers, preferences or special rights of the Series A Preferred so as to affect them adversely without the affirmative vote of the holders of at least 80% of the outstanding shares of Series A Preferred, voting together as a single series.

IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation by its Chairman and President and attested by its Secretary this 26th day of March, 2012.

AIR T, INC.

By:   /s/ Walter Clark

Walter Clark, Chairman and Chief Executive Officer

Attest:

  /s/ John Parry

John Parry, Secretary

CERTIFICATE OF DESIGNATION

of

SERIES B JUNIOR PARTICIPATING

PREFERRED STOCK

of

AIR T, INC.

(Pursuant to Section 151 of the

General Corporation Law of the State of Delaware)

Air T, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the “Corporation”), DOES HEREBY CERTIFY:

That, pursuant to authority vested in the Board of Directors of the Company by its Restated Certificate of Incorporation, and pursuant to the provisions of Section 151 of the General Corporation Law, the Board of Directors of the Company has adopted the following resolution providing for the issuance of a series of Preferred Stock:

RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation by the Restated Certificate of Incorporation, the Board of Directors hereby creates a series of Preferred Stock designated as Series B Junior Participating Preferred Stock, $1.00 par value per share, of the Corporation and hereby states the designation and number of shares, and fixes the preferences, limitations and relative rights thereof, as follows:

SERIES B JUNIOR PARTICIPATING PREFERRED STOCK

I.     Designation and Amount

The shares of such series will be designated as Series B Junior Participating Preferred Stock (the “Series B Preferred”) and the number of shares constituting the Series B Preferred is 5,000. Such number of shares may be increased or decreased by resolution of the Board of Directors of the Corporation; provided, however, that no decrease will reduce the number of shares of Series B Preferred to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series B Preferred. Series B Preferred may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series B Preferred.

II.     Dividends and Distributions

(a)     Subject to the rights of the holders of any shares of any series of Preferred Stock ranking prior to the Series B Preferred with respect to dividends, the holders of shares of Series B Preferred, in preference to the holders of Common Stock, par value $0.25 per share (the “Common Stock”), of the Corporation, and of any other junior stock, will be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, dividends payable in cash (except as otherwise provided below) on such dates as are from time to time established for the payment of dividends on the Common Stock (each such date being referred to herein as a “Dividend Payment Date”), commencing on the first Dividend Payment Date after the first issuance of a share or fraction of a share of Series B Preferred (the “First Dividend Payment Date”), in an amount per share (rounded to the nearest cent) equal to the greater of (i) $1.00 or (ii) subject to the provision for adjustment hereinafter set forth, one thousand times the aggregate per share amount of all cash dividends, and one thousand times the aggregate per share amount (payable in kind) of all non-cash dividends, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Dividend Payment Date or, with respect to the First Dividend Payment Date, since the first issuance of any share or fraction of a share of Series B Preferred. In the event that the Corporation at any time (i) declares a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivides the outstanding shares of Common Stock, (iii) combines the outstanding shares of Common Stock into a smaller number of shares, or (iv) issues any shares of its capital stock in a reclassification of the outstanding shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing or surviving corporation), then, in each such case and regardless of whether any shares of Series B Preferred are then issued or outstanding, the amount to which holders of shares of Series B Preferred would otherwise be entitled immediately prior to such event under clause (ii) of the preceding sentence will be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(b)     The Corporation will declare a dividend on the Series B Preferred as provided in the immediately preceding paragraph immediately after it declares a dividend on the Common Stock (other than a dividend payable in shares of Common Stock). Each such dividend on the Series B Preferred will be payable immediately prior to the time at which the related dividend on the Common Stock is payable.

(c)     Dividends will accrue on outstanding shares of Series B Preferred from the Dividend Payment Date next preceding the date of issue of such shares, unless (i) the date of issue of such shares is prior to the record date for the First Dividend Payment Date, in which case dividends on such shares will accrue from the date of the first issuance of a share of Series B Preferred or (ii) the date of issue is a Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series B Preferred entitled to receive a dividend and before such Dividend Payment Date, in either of which events such dividends will accrue from such Dividend Payment Date. Accrued but unpaid dividends will cumulate from the applicable Dividend Payment Date but will not bear interest. Dividends paid on the shares of Series B Preferred in an amount less than the total amount of such dividends at the time accrued and payable on such shares will be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series B Preferred entitled to receive payment of a dividend or distribution declared thereon, which record date will be not more than 60 calendar days prior to the date fixed for the payment thereof.

III.     Voting Rights

The holders of shares of Series B Preferred will have the following voting rights:

(a)     Subject to the provision for adjustment hereinafter set forth, each share of Series B Preferred will entitle the holder thereof to one thousand votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation at any time (i) declares a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivides the outstanding shares of Common Stock, (iii) combines the outstanding shares of Common Stock into a smaller number of shares, or (iv) issues any shares of its capital stock in a reclassification of the outstanding shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing or surviving corporation), then, in each such case and regardless of whether any shares of Series B Preferred are then issued or outstanding, the number of votes per share to which holders of shares of Series B Preferred would otherwise be entitled immediately prior to such event will be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(b)     Except as otherwise provided herein, in the Restated Certificate of Incorporation, in any other Preferred Stock Designation creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series B Preferred and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights will vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(c)     Except as set forth in the Restated Certificate of Incorporation or herein, or as otherwise provided by law, holders of shares of Series B Preferred will have no voting rights.

IV.     Certain Restrictions

(a)     Whenever regular dividends or other dividends or distributions payable on the Series B Preferred are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series B Preferred outstanding have been paid in full, the Corporation will not:

(i)     Declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the shares of Series B Preferred;

(ii)     Declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the shares of Series B Preferred, except dividends paid ratably on the shares of Series B Preferred and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii)     Redeem, purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the shares of Series B Preferred; provided, however, that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the shares of Series B Preferred; or

(iv)     Redeem, purchase or otherwise acquire for consideration any shares of Series B Preferred, or any shares of stock ranking on a parity with the shares of Series B Preferred, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, may determine in good faith will result in fair and equitable treatment among the respective series or classes.

(b)     The Corporation will not permit any majority-owned subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph 0 of this Article 0, purchase or otherwise acquire such shares at such time and in such manner.

V.     Reacquired Shares

Any shares of Series B Preferred purchased or otherwise acquired by the Corporation in any manner whatsoever will be retired and canceled promptly after the acquisition thereof. All such shares will upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Restated Certificate of Incorporation of the Corporation, or in any other Preferred Stock Designation creating a series of Preferred Stock or any similar stock or as otherwise required by law.

VI.     Liquidation, Dissolution or Winding Up

Upon any liquidation, dissolution or winding up of the Corporation, no distribution will be made (a) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the shares of Series B Preferred unless, prior thereto, the holders of shares of Series B Preferred have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment; provided, however, that the holders of shares of Series B Preferred will be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to one thousand times the aggregate amount to be distributed per share to holders of shares of Common Stock or (b) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the shares of Series B Preferred, except distributions made ratably on the shares of Series B Preferred and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation at any time (i) declares a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivides the outstanding shares of Common Stock, (iii) combines the outstanding shares of Common Stock into a smaller number of shares, or (iv) issues any shares of its capital stock in a reclassification of the outstanding shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing or surviving corporation), then, in each such case and regardless of whether any shares of Series B Preferred are then issued or outstanding, the aggregate amount to which each holder of shares of Series B Preferred would otherwise be entitled immediately prior to such event under the proviso in clause (a) of the preceding sentence will be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

VII.     Consolidation, Merger, Etc.

In the event that the Corporation enters into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then, in each such case, each share of Series B Preferred will at the same time be similarly exchanged for or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to one thousand times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation at any time (a) declares a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (b) subdivides the outstanding shares of Common Stock, (c) combines the outstanding shares of Common Stock in a smaller number of shares, or (d) issues any shares of its capital stock in a reclassification of the outstanding shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing or surviving corporation), then, in each such case and regardless of whether any shares of Series B Preferred are then issued or outstanding, the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series B Preferred will be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

VIII.     Redemption

The shares of Series B Preferred are not redeemable.

IX.     Rank

The Series B Preferred rank, with respect to the payment of dividends and the distribution of assets, junior to all other series of the Corporation’s Preferred Stock, unless the terms of any such series shall provide otherwise.

X.     Amendment

Notwithstanding anything contained in the Restated Certificate of Incorporation of the Corporation to the contrary and in addition to any other vote required by applicable law, the Restated Certificate of Incorporation of the Corporation may not be amended in any manner that would materially alter or change the powers, preferences or special rights of the Series B Preferred so as to affect them adversely without the affirmative vote of the holders of at least 80% of the outstanding shares of Series B Preferred, voting together as a single series.

IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation by its Chairman and President and attested by its Secretary this 15th day of December, 2014.

AIR T, INC.

By:       /s/ Nicholas J. Swenson

            Nicholas J. Swenson, President and Chief Executive Officer

Attest:

  /s/ Candice L. Otey

Candice L. Otey, Secretary